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                                                                     EXHIBIT 5.1

           [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P. APPEARS HERE]



     October 11, 1995


     Baker Hughes Incorporated
     3900 Essex Lane
     Houston, Texas  77027

     Ladies and Gentlemen:

         We have acted as counsel for Baker Hughes Incorporated, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to up to 1,000,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share ("Common Stock"), including the preferred stock purchase rights associated therewith, that may be sold by certain selling stockholders named therein (the "Selling Stockholders") from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. Of the shares, 624,383 shares of Common Stock (the "Initial Shares") were issued to the Selling Stockholders pursuant to a merger of CTC Acquisition Co., a Texas corporation ("Acquisition"), with and into CTC International Corporation, a Texas corporation ("CTC") pursuant to the Agreement and Plan of Merger dated as of August 17, 1995 (the "Agreement"), among the Company, Acquisition, CTC, and the Selling Shareholders.

         We have examined (i) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Agreement and (iii) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that (i) the Initial Shares have been duly authorized for issuance and are validly issued, fully paid and non-assessable and (ii) the Additional Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable.

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     Baker Hughes Incorporated
     October 11, 1995
     Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Fulbright & Jaworski L.L.P.

                                                 Fulbright & Jaworski L.L.P.